Exhibit 99.1

Apollo Global Management, LLC Reports Third Quarter 2014 Results

•	U.S. GAAP net income attributable to Apollo Global Management, LLC of $2.2 million for the third quarter ended September 30, 2014, compared to $192.5 million for the comparable period in 2013

•	Apollo declares a distribution of $0.73 per Class A share for the third quarter of 2014

•	Total economic net income (“ENI”) after taxes of $48.0 million for the third quarter ended September 30, 2014, compared to $550.9 million for the comparable period in 2013

•	ENI after taxes per share of $0.12 for the third quarter ended September 30, 2014, compared to $1.40 per share for the comparable period in 2013

•	Total distributable earnings (“DE”) after taxes and related payables of $342.7 million for the third quarter ended September 30, 2014, compared to $455.6 million for the comparable period in 2013

•	Total assets under management (“AUM”) of $163.9 billion as of September 30, 2014, compared to $112.7 billion as of September 30, 2013

New York, October 30, 2014 - Apollo Global Management, LLC (NYSE: APO) (together with its consolidated subsidiaries, “Apollo”) today reported results for the third quarter ended September 30, 2014.
U.S. GAAP results for the third quarter ended September 30, 2014 included net income attributable to Apollo Global Management, LLC of $2.2 million and net loss per Class A share of $0.05, compared to $192.5 million, or $1.13 per Class A share, for the same period in 2013. The net loss per Class A share during the current quarter is a result of undistributed GAAP losses in excess of distributions paid to Class A shareholders during the quarter.
Apollo reported ENI after taxes of $48.0 million for the third quarter ended September 30, 2014, compared to $550.9 million for the same period in 2013. The $502.9 million decrease in ENI after taxes was driven by lower Incentive Business ENI, partially offset by an increase in Management Business ENI.
Apollo reported DE after taxes and related payables of $342.7 million for the third quarter ended September 30, 2014, compared to $455.6 million for the same period in 2013. The $112.9 million decrease in DE after taxes and related payables was primarily driven by lower net realized carried interest income compared to the same period in 2013.
Apollo’s total AUM was $163.9 billion as of September 30, 2014, an increase of $51.2 billion, or 45%, compared to $112.7 billion as of September 30, 2013. Fee-generating AUM was $129.6 billion as of September 30, 2014, an increase of $50.3 billion, or 63%, compared to $79.3 billion as of September 30, 2013. The increase in total AUM and fee-generating AUM was driven by growth in Apollo’s credit and private equity segments.
“During the third quarter, we sustained our pace of significant realization activity and distributed nearly $4.6 billion to Apollo’s fund investors, bringing the total to $16.5 billion in the last four quarters,” said Leon Black, Chairman and Chief Executive Officer.  “In the current market environment, we continue to leverage Apollo’s integrated global platform to raise and deploy capital across all of our businesses, while maintaining our strong investment performance.”
Combined Segments
Total revenue for Apollo’s combined segments was $241.1 million for the third quarter ended September 30, 2014, a decrease of $912.3 million, or 79%, compared to the same period in 2013, due to a decrease in Incentive Business revenues of $1.0 billion due primarily to a $871.6 million decrease in unrealized carried interest, partially offset by an increase in Management Business revenues of $107.9 million. Total expenses for Apollo’s combined segments were $171.5 million for the third quarter ended September 30, 2014, a decrease of $413.4 million, or 71%, compared to the same period in 2013, primarily driven by a decrease in profit sharing expense.
Total revenue for Apollo's Management Business was $311.1 million for the third quarter ended September 30, 2014, an increase of $107.9 million, or 53%, from the same period in 2013. This includes management fee revenues of $227.7 million for the third quarter ended September 30, 2014, an increase of $62.5 million, or 38%, from the same period in 2013, primarily due to an increase in fee-generating AUM. In addition, there was $71.3 million of advisory and transaction fees for the third quarter ended September 30, 2014, an increase of $42.4 million, or 147%, from the same period in 2013 primarily due to a higher capital and surplus fee earned from Athene Holding Ltd and its subsidiaries ("Athene").
Total expenses for Apollo's Management Business were $177.2 million for the third quarter ended September 30, 2014, an increase of $16.9 million, or 11%, from the same period in 2013. Total compensation expenses, including salary and benefits and equity-based compensation, were $107.1 million for the third quarter ended September 30, 2014, an increase of $9.3 million, or 10%, from the same period in 2013. This increase was principally driven by increased headcount to support growth in fee-generating AUM. Non-compensation expenses for Apollo's Management Business were $70.1 million during the third quarter ended September 30, 2014, an increase of $7.6 million from the same period in 2013 primarily due to placement fees.
Apollo's Incentive Business reported total carried interest loss of $70.0 million for the third quarter ended September 30, 2014, a decrease of $1.0 billion from the same period in 2013. Apollo reported a net reversal of total profit sharing expense of $5.7 million for the third quarter ended September 30, 2014, resulting in a decrease in total profit sharing expense of $430.3 million from the same period in 2013. The decrease in total profit sharing expense was driven by the corresponding decrease in carried interest income from the same period in 2013. During the third quarter ended September 30, 2014, the Incentive Business generated $490.3 million of realized gains, which was largely attributable to partial dispositions relating to a number of investments held by funds managed by Apollo, including Sprouts Farmers Market, Inc., Rexnord Corporation, and Athlon Energy, Inc., and a final disposition of Berry Plastics Group Inc.

Private Equity Segment
Apollo's private equity segment reported an economic net loss of $23.1 million for the third quarter ended September 30, 2014, compared to an economic net income of $538.5 million for the same period in 2013. Apollo’s private equity segment had a net unrealized carried interest loss of $79.5 million for the third quarter ended September 30, 2014, which included realized carried interest income of $370.0 million that was largely driven by dispositions in Apollo Investment Fund VI, L.P. ("Fund VI") and Apollo Investment Fund VII, L.P. ("Fund VII").
Apollo's traditional private equity funds depreciated by approximately 2% during the third quarter ended September 30, 2014. From its inception in 2008 through September 30, 2014, Fund VII generated an annual gross and net IRR of 38% and 29%, respectively. Fund VI, which began investing in 2006, generated an annual gross and net IRR of 13% and 11%, respectively, since its inception through September 30, 2014.
Management fees from Apollo's private equity segment were $76.8 million for the third quarter ended September 30, 2014, which increased by $12.0 million compared to the same period in 2013 due to the commencement of Apollo Investment Fund VIII, L.P.’s ("Fund VIII") investment period, partially offset by significant realizations in Fund VI and Fund VII as well as a change in the fee basis with respect to Fund VII. Advisory and transaction fees were $11.8 million for the third quarter ended September 30, 2014, which increased by $6.2 million compared to the same period in 2013 primarily due to a transaction fee associated with a recent acquisition. Total Management Business expenses within the private equity segment were $51.1 million for the third quarter of 2014, which decreased by $5.4 million compared to the same period in 2013.
Uncalled commitments within Apollo's private equity segment were $22.4 billion as of September 30, 2014, and $901 million of capital was deployed by these funds and co-investment vehicles during the third quarter ended September 30, 2014. As of September 30, 2014, Apollo's private equity segment total AUM was $46.2 billion, compared to $42.8 billion at September 30, 2013.
Credit Segment
Apollo's credit segment generated ENI of $109.2 million for the third quarter ended September 30, 2014, compared to ENI of $79.5 million for the third quarter of 2013. The $29.7 million year-over-year increase in ENI resulted from an increase in ENI in the Management Business, which generated ENI of $97.7 million for the third quarter ended September 30, 2014, compared to $47.6 million for the same period in 2013 as a result of higher management fees and advisory and transaction fees. This was offset by a reduction in ENI in the Incentive Business, which generated ENI of $11.5 million for the third quarter ended September 30, 2014, compared to $31.9 million for the same period in 2013 as a result of lower net carried interest income.
Management fees from Apollo's credit segment were $139.7 million for the third quarter ended September 30, 2014, which increased by $52.7 million, or 61%, compared to the same period in 2013 primarily due to higher fee-generating AUM from Athene. Total Management Business expenses within the credit segment were $111.2 million for the third quarter of 2014, which increased by $26.9 million compared to the same period in 2013, primarily due to costs associated with managing a greater amount of fee-generating AUM.
Uncalled commitments within our credit segment were $9.2 billion as of September 30, 2014, and $917 million of capital was deployed by Apollo's credit funds and strategic investment accounts ("SIAs") with a defined maturity date during the third quarter ended September 30, 2014. As of September 30, 2014, Apollo's credit segment total AUM was $107.7 billion, compared to $59.4 billion at September 30, 2013.
Real Estate Segment
Apollo's real estate segment had an economic net loss of $2.9 million for the third quarter of 2014, compared to an economic net loss of $3.1 million for the same period in 2013. Total revenues for the real estate segment during the third quarter of 2014 were $8.5 million, a decrease of $8.2 million, compared to the same period in 2013, primarily due to lower carried interest compared to the same period in 2013. Total expenses for the real estate segment during the third quarter of 2014 were $11.6 million, a decrease of $9.8 million compared to the same period in 2013 due to lower profit share expense and lower Management Business compensation compared to the same period in 2013.
Uncalled commitments within Apollo's real estate segment were $898 million as of September 30, 2014, and $369 million of capital was deployed by Apollo's real estate funds and SIAs with a defined maturity date and funds and SIAs in Apollo's real estate debt strategy during the third quarter ended September 30, 2014. As of September 30, 2014, Apollo's real estate segment total AUM was $9.0 billion, compared to $9.3 billion at September 30, 2013.
Capital and Liquidity
As of September 30, 2014, Apollo had $1.4 billion of cash and cash equivalents and $1.0 billion of debt (which does not include a $500 million undrawn revolving credit facility). These amounts exclude cash and debt associated with Apollo's consolidated funds and consolidated variable interest entities (“VIEs”).
As of September 30, 2014, Apollo had a $1.5 billion carried interest receivable on an unconsolidated basis and corresponding profit sharing payable of $755.3 million, as well as total investments on an unconsolidated basis, including investments in its private equity, credit and real estate funds, of $822 million.
Distribution
Apollo Global Management, LLC has declared a third quarter 2014 cash distribution of $0.73 per Class A share. This distribution will be paid on November 21, 2014 to holders of record at the close of business on November 14, 2014. Apollo intends to distribute to its shareholders on a quarterly basis substantially all of its distributable earnings after taxes and related payables in excess of amounts determined by its manager to be necessary or appropriate to provide for the conduct of its business. However, Apollo cannot assure its shareholders that they will receive any distributions in the future.
Conference Call
Apollo will host a conference call on Thursday, October 30, 2014 at 8:00 a.m. Eastern Time. During the call, members of Apollo’s senior management team will review Apollo's financial results for the third quarter ended September 30, 2014. The conference call may be accessed by dialing (888) 868-4188 (U.S. domestic) or +1 (615) 800-6914 (international), and providing conference call ID 12339063 when prompted by the operator. The number should be dialed at least ten minutes prior to the start of the call. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Investor Relations section of Apollo's website at www.agm.com.
Following the call, a replay of the event may be accessed either telephonically or via audio webcast. A telephonic replay of the live broadcast will be available approximately two hours after the live broadcast by dialing (800) 585-8367 (U.S. callers) or +1 (404) 537-3406 (non-U.S. callers), pass code 12339063. To access the audio webcast, please visit Events in the Investor Relations section of Apollo's website at www.agm.com.
About Apollo
Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, Toronto, London, Frankfurt, Luxembourg, Singapore, Mumbai and Hong Kong. Apollo had assets under management of approximately $164 billion as of September 30, 2014 in private equity, credit and real estate funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.agm.com.

Contact Information
For inquiries regarding Apollo, please contact:
Gary M. Stein
Head of Corporate Communications
Apollo Global Management, LLC
212-822-0467
gstein@apollolp.com

Noah Gunn
Investor Relations Manager
Apollo Global Management, LLC
212-822-0540
ngunn@apollolp.com

For media inquiries regarding Apollo, please contact:

Charles Zehren
Rubenstein Associates, Inc. for Apollo Global Management, LLC
212-843-8590
czehren@rubenstein.com

Forward-Looking Statements
In this press release, references to “Apollo,” “we,” “us,” “our” and the “Company” refer collectively to Apollo Global Management, LLC, together with its consolidated subsidiaries. This press release may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo's expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. When used in this press release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, credit or real estate funds, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo's Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 3, 2014, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This press release does not constitute an offer of any Apollo fund.

APOLLO GLOBAL MANAGEMENT, LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013
(dollars in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues:
Advisory and transaction fees from affiliates, net	$71,071	$28,961	$247,922	$141,465
Management fees from affiliates	207,297	151,127	643,508	456,644
Carried interest (loss) income from affiliates	(57,233)	952,001	393,257	2,340,314
Total Revenues	221,135	1,132,089	1,284,687	2,938,423
Expenses:
Compensation and benefits:
Equity-based compensation	13,987	20,832	101,676	109,619
Salary, bonus and benefits	90,402	81,266	260,764	223,944
Profit sharing expense	(5,804)	424,542	258,933	975,406
Total Compensation and Benefits	98,585	526,640	621,373	1,308,969
Interest expense	7,389	7,179	15,027	22,291
Professional fees	17,936	18,752	57,599	56,477
General, administrative and other	23,652	21,720	73,621	70,698
Placement fees	8,760	3,185	14,035	15,663
Occupancy	9,916	9,849	30,237	29,803
Depreciation and amortization	11,150	12,790	33,984	41,603
Total Expenses	177,388	600,115	845,876	1,545,504
Other (Loss) Income:
Net gains from investment activities	12	74,045	213,886	127,294
Net (losses) gains from investment activities of consolidated variable interest entities	(98,848)	78,601	(7,688)	91,264
Income from equity method investments	4,445	32,236	58,056	80,116
Interest income	2,243	3,304	8,297	9,444
Other income, net	10,013	22,634	29,782	26,710
Total Other (Loss) Income	(82,135)	210,820	302,333	334,828
(Loss) Income before income tax provision	(38,388)	742,794	741,144	1,727,747
Income tax provision	(29,376)	(47,204)	(96,962)	(83,922)
Net (Loss) Income	(67,764)	695,590	644,182	1,643,825
Net loss (income) attributable to Non-controlling Interests	69,974	(503,074)	(498,135)	(1,143,594)
Net Income Attributable to Apollo Global Management, LLC	$2,210	$192,516	$146,047	$500,231
Net (Loss) Income Per Class A Share:
Net (Loss) Income Available to Class A Share – Basic	$(0.05)	$1.13	$0.58	$3.11
Net (Loss) Income Available to Class A Share –Diluted	$(0.05)	$1.13	$0.58	$3.08
Weighted Average Number of Class A Shares – Basic	158,466,602	142,829,913	153,071,007	137,165,119
Weighted Average Number of Class A Shares – Diluted	158,466,602	146,212,984	153,071,007	140,423,929

APOLLO GLOBAL MANAGEMENT, LLC
SEGMENT RESULTS (UNAUDITED)
(dollars in millions, except share data)
Summary of Combined Segment Results for Management Business and Incentive Business:

	Three Months Ended							Nine Months Ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014	September 30, 2013	September 30, 2014
Management Business:
Advisory and transaction fees from affiliates, net	$47.4	$65.1	$28.9	$55.2	$116.1	$60.8	$71.3	$141.4	$248.2
Management fees from affiliates	164.3	169.3	165.2	231.8	223.8	228.9	227.7	498.8	680.4
Carried interest income from affiliates:
Realized gains	9.0	10.1	9.1	8.7	8.5	10.0	12.1	28.2	30.6
Total management business revenues	220.7	244.5	203.2	295.7	348.4	299.7	311.1	668.4	959.2
Equity-based compensation(1)	17.4	16.8	16.5	15.6	58.1	13.7	15.3	50.7	87.1
Salary, bonus and benefits	73.4	69.3	81.3	70.8	80.5	89.9	91.8	224.0	262.2
Interest expense	7.5	7.6	7.2	7.0	3.1	4.5	7.4	22.3	15.0
Professional fees	15.4	21.6	18.4	27.0	19.0	19.9	17.7	55.4	56.6
General, administrative and other	22.6	25.9	21.3	27.3	24.4	25.0	23.7	69.8	73.1
Placement fees	9.4	3.1	3.2	26.7	1.8	3.5	8.7	15.7	14.0
Occupancy	9.8	10.2	9.8	10.1	9.9	10.4	10.0	29.8	30.3
Depreciation and amortization(2)	2.9	2.9	2.6	2.6	2.6	2.5	2.6	8.4	7.7
Total non-compensation expenses	67.6	71.3	62.5	100.7	60.8	65.8	70.1	201.4	196.7
Total management business expenses	158.4	157.4	160.3	187.1	199.4	169.4	177.2	476.1	546.0
Other income (loss)	7.2	5.2	22.8	8.7	6.4	4.3	(0.1)	35.2	10.6
Non-controlling interest(3)	(3.5)	(3.2)	(2.8)	(4.5)	(3.3)	(3.1)	(3.2)	(9.5)	(9.6)
Management Business Economic Net Income	66.0	89.1	62.9	112.8	152.1	131.5	130.6	218.0	414.2
Incentive Business:
Carried interest income:
Unrealized gains (losses)	771.4	(574.9)	311.3	(105.0)	(301.8)	37.7	(560.3)	507.8	(824.4)
Realized gains	345.2	840.5	638.9	631.8	462.7	241.7	490.3	1,824.6	1,194.7
Total carried interest income	1,116.6	265.6	950.2	526.8	160.9	279.4	(70.0)	2,332.4	370.3
Profit sharing expense:
Unrealized profit sharing expense	272.8	(219.6)	165.3	(23.2)	(99.1)	65.9	(220.8)	218.5	(254.0)
Realized profit sharing expense	150.8	346.8	259.3	221.0	203.1	94.7	215.1	756.9	512.9
Total profit sharing expense	423.6	127.2	424.6	197.8	104.0	160.6	(5.7)	975.4	258.9
Other income, net	—	0.3	2.9	7.0	14.0	—	12.0	3.2	26.0
Net gains (losses) from investment activities	4.0	(5.7)	(7.1)	(3.8)	18.0	(9.3)	0.2	(8.8)	8.9
Income from equity method investments	29.4	19.2	30.7	34.0	28.3	26.0	4.7	79.3	59.0
Other income	33.4	13.8	26.5	37.2	60.3	16.7	16.9	73.7	93.9
Incentive Business Economic Net Income (Loss)	726.4	152.2	552.1	366.2	117.2	135.5	(47.4)	1,430.7	205.3
Total Economic Net Income	792.4	241.3	615.0	479.0	269.3	267.0	83.2	1,648.7	619.5
Income Tax Provision on Economic Net Income(4)	(28.8)	(21.2)	(64.1)	(35.0)	(50.7)	(59.5)	(35.2)	(114.1)	(145.4)
Total Economic Net Income After Taxes	$763.6	$220.1	$550.9	$444.0	$218.6	$207.5	$48.0	$1,534.6	$474.1
Non-GAAP Weighted Average Diluted Shares Outstanding (in millions)	392.1	393.8	394.8	395.3	398.1	399.7	400.6	393.5	399.4
Total ENI After Taxes per Share	$1.95	$0.56	$1.40	$1.12	$0.55	$0.52	$0.12	$3.90	$1.19

(1)
The combined amounts relate to restricted share units (“RSUs”) (excluding RSUs granted in connection with the 2007 private placement) and share options. Excludes equity-based compensation expense comprising amortization of Apollo Operating Group (“AOG”) units.

(2)	Includes amortization of leasehold improvements.

(3)	Reflects the remaining interest held by certain individuals who receive an allocation of income from certain of the credit management companies.

(4)
During the first quarter of 2014, the calculation of the income tax provision on economic net income was revised to include the benefit of tax deductions in excess of GAAP deductions from share-based arrangements, as further discussed in the definition of ENI After Taxes in the non-GAAP financial information and definitions section of this press release. The prior period financial data was recast to conform to the revised definition of income tax provision on economic net income. The difference in the ENI tax provision under the revised definition as compared to the previous methodology is $22.3 million or $0.06 per Class A share for each quarter presented in 2013.

APOLLO GLOBAL MANAGEMENT, LLC
SEGMENT RESULTS (UNAUDITED)
(dollars in millions, except share data)
Private Equity Segment:

	Three Months Ended							Nine Months Ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014	September 30, 2013	September 30, 2014
Management Business:
Advisory and transaction fees from affiliates, net	$24.5	$41.8	$5.6	$6.5	$37.7	$5.2	$11.8	$71.9	$54.7
Management fees from affiliates	66.3	65.7	64.8	88.0	79.4	82.1	76.8	196.8	238.3
Total management business revenues	90.8	107.5	70.4	94.5	117.1	87.3	88.6	268.7	293.0
Equity-based compensation	8.4	7.5	7.5	8.6	24.4	7.1	7.9	23.4	39.4
Salary, bonus and benefits	27.4	25.7	27.9	28.8	22.3	26.7	23.8	81.0	72.8
Other expenses	21.9	26.8	21.1	42.7	18.7	20.5	19.4	69.8	58.6
Total management business expenses	57.7	60.0	56.5	80.1	65.4	54.3	51.1	174.2	170.8
Other income (loss)	1.6	0.9	6.7	3.8	1.7	0.9	(1.4)	9.2	1.2
Management Business Economic Net Income	34.7	48.4	20.6	18.2	53.4	33.9	36.1	103.7	123.4
Incentive Business:
Carried interest income (loss):
Unrealized gains (losses)	697.6	(509.7)	318.3	(51.5)	(293.6)	(10.4)	(449.5)	506.2	(753.5)
Realized gains	293.4	738.2	534.1	496.9	396.9	198.0	370.0	1,565.7	964.9
Total carried interest income (loss)	991.0	228.5	852.4	445.4	103.3	187.6	(79.5)	2,071.9	211.4
Profit sharing expense:
Unrealized profit sharing expense	256.0	(199.6)	129.0	(37.7)	(115.9)	33.7	(186.4)	185.4	(268.6)
Realized profit sharing expense	131.9	312.9	229.1	208.8	182.0	82.1	167.2	673.9	431.3
Total profit sharing expense	387.9	113.3	358.1	171.1	66.1	115.8	(19.2)	859.3	162.7
Other income, net	—	0.1	0.4	1.2	1.6	—	—	0.5	1.6
Income from equity method investments	22.6	12.0	23.2	21.1	18.8	13.4	1.1	57.8	33.3
Total other income	22.6	12.1	23.6	22.3	20.4	13.4	1.1	58.3	34.9
Incentive Business Economic Net Income (Loss)	625.7	127.3	517.9	296.6	57.6	85.2	(59.2)	1,270.9	83.6
Total Economic Net Income (Loss)	$660.4	$175.7	$538.5	$314.8	$111.0	$119.1	$(23.1)	$1,374.6	$207.0

APOLLO GLOBAL MANAGEMENT, LLC
SEGMENT RESULTS (UNAUDITED)
(dollars in millions, except share data)
Credit Segment:

	Three Months Ended							Nine Months Ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014	September 30, 2013	September 30, 2014
Management Business:
Advisory and transaction fees from affiliates, net	$21.8	$22.0	$23.3	$47.6	$77.5	$55.6	$58.6	$67.1	$191.7
Management fees from affiliates	84.4	90.4	87.0	130.6	131.6	134.6	139.7	261.8	405.9
Carried interest income from affiliates:
Realized gains	9.0	10.1	9.1	8.7	8.5	10.0	12.1	28.2	30.6
Total management business revenues	115.2	122.5	119.4	186.9	217.6	200.2	210.4	357.1	628.2
Equity-based compensation	6.5	7.1	5.9	4.6	28.3	5.5	6.3	19.5	40.1
Salary, bonus and benefits	38.8	36.4	44.0	33.9	50.7	55.8	60.4	119.2	166.9
Other expenses	38.4	38.2	34.4	51.1	36.4	39.7	44.5	111.0	120.6
Total management business expenses	83.7	81.7	84.3	89.6	115.4	101.0	111.2	249.7	327.6
Other income	4.5	4.0	15.3	4.7	4.3	3.2	1.7	23.8	9.2
Non-controlling interest	(3.5)	(3.2)	(2.8)	(4.5)	(3.3)	(3.1)	(3.2)	(9.5)	(9.6)
Management Business Economic Net Income	32.5	41.6	47.6	97.5	103.2	99.3	97.7	121.7	300.2
Incentive Business:
Carried interest income:
Unrealized gains (losses)	73.2	(58.8)	(10.3)	(60.7)	(7.9)	47.2	(107.2)	4.1	(67.9)
Realized gains	51.5	102.1	104.8	134.9	65.8	39.7	120.3	258.4	225.8
Total carried interest income	124.7	43.3	94.5	74.2	57.9	86.9	13.1	262.5	157.9
Profit sharing expense:
Unrealized profit sharing expense	16.5	(15.5)	34.5	12.4	17.4	31.0	(30.9)	35.5	17.5
Realized profit sharing expense	18.8	33.9	30.2	11.9	21.1	11.0	47.7	82.9	79.8
Total profit sharing expense	35.3	18.4	64.7	24.3	38.5	42.0	16.8	118.4	97.3
Other income, net	—	0.2	2.5	5.8	12.4	—	12.0	2.7	24.4
Net gains (losses) from investment activities	4.0	(5.7)	(7.1)	(3.8)	18.0	(9.3)	0.2	(8.8)	8.9
Income from equity method investments	6.9	6.4	6.7	10.7	8.8	9.4	3.0	20.0	21.2
Total other income	10.9	0.9	2.1	12.7	39.2	0.1	15.2	13.9	54.5
Incentive Business Economic Net Income	100.3	25.8	31.9	62.6	58.6	45.0	11.5	158.0	115.1
Total Economic Net Income	$132.8	$67.4	$79.5	$160.1	$161.8	$144.3	$109.2	$279.7	$415.3

APOLLO GLOBAL MANAGEMENT, LLC
SEGMENT RESULTS (UNAUDITED)
(dollars in millions, except share data)
Real Estate Segment:

	Three Months Ended							Nine Months Ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014	September 30, 2013	September 30, 2014
Management Business:
Advisory and transaction fees from affiliates, net	$1.1	$1.3	$—	$1.1	$0.9	$—	$0.9	$2.4	$1.8
Management fees from affiliates	13.6	13.2	13.4	13.2	12.8	12.2	11.2	40.2	36.2
Total management business revenues	14.7	14.5	13.4	14.3	13.7	12.2	12.1	42.6	38.0
Equity-based compensation	2.5	2.2	3.1	2.4	5.4	1.1	1.0	7.8	7.5
Salary, bonus and benefits	7.2	7.1	9.4	8.2	7.5	7.4	7.6	23.7	22.5
Other expenses	7.3	6.0	7.1	7.1	5.7	5.6	6.3	20.4	17.6
Total management business expenses	17.0	15.3	19.6	17.7	18.6	14.1	14.9	51.9	47.6
Other income (loss)	1.1	0.3	0.8	0.2	0.4	0.2	(0.4)	2.2	0.2
Management Business Economic Net Loss	(1.2)	(0.5)	(5.4)	(3.2)	(4.5)	(1.7)	(3.2)	(7.1)	(9.4)
Incentive Business:
Carried interest income (loss):
Unrealized gains (losses)	0.6	(6.4)	3.3	7.2	(0.3)	0.9	(3.6)	(2.5)	(3.0)
Realized gains	0.3	0.2	—	—	—	4.0	—	0.5	4.0
Total carried interest income (loss)	0.9	(6.2)	3.3	7.2	(0.3)	4.9	(3.6)	(2.0)	1.0
Profit sharing expense:
Unrealized profit sharing expense	0.3	(4.5)	1.8	2.1	(0.6)	1.2	(3.5)	(2.4)	(2.9)
Realized profit sharing expense	0.2	—	—	0.2	—	1.6	0.2	0.2	1.8
Total profit sharing expense	0.5	(4.5)	1.8	2.3	(0.6)	2.8	(3.3)	(2.2)	(1.1)
(Loss) income from equity method investments	(0.1)	0.8	0.8	2.2	0.7	3.2	0.6	1.5	4.5
Incentive Business Economic Net Income (Loss)	0.3	(0.9)	2.3	7.1	1.0	5.3	0.3	1.7	6.6
Total Economic Net (Loss) Income	$(0.9)	$(1.4)	$(3.1)	$3.9	$(3.5)	$3.6	$(2.9)	$(5.4)	$(2.8)

APOLLO GLOBAL MANAGEMENT, LLC
DISTRIBUTABLE EARNINGS (UNAUDITED)
(dollars in millions, except share data)
Summary of Distributable Earnings and Economic Net Income

	Three Months Ended							Nine Months Ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014	September 30, 2013	September 30, 2014
Management Business Economic Net Income	$66.0	$89.1	$62.9	$112.8	$152.1	$131.5	$130.6	$218.0	$414.2
Net realized carried interest income	194.4	493.7	379.6	410.8	259.6	147.0	275.2	1,067.7	681.8
Realized investment income(1)	19.7	29.2	27.5	31.3	24.7	5.7	6.4	76.4	36.8
Athene capital and surplus fees(2)	(20.1)	(21.8)	(22.6)	(45.5)	(59.1)	(51.9)	(58.0)	(64.5)	(169.0)
Equity-based compensation	17.4	16.8	16.5	15.6	58.1	13.7	15.3	50.7	87.1
Depreciation and amortization	2.9	2.9	2.6	2.6	2.6	2.5	2.6	8.4	7.7
Distributable Earnings	280.3	609.9	466.5	527.6	438.0	248.5	372.1	1,356.7	1,058.6
Taxes and related payables(3)	(4.9)	(6.0)	(10.9)	(19.4)	(25.9)	(21.4)	(29.4)	(21.8)	(76.7)
Distributable Earnings After Taxes and Related Payables	$275.4	$603.9	$455.6	$508.2	$412.1	$227.1	$342.7	$1,334.9	$981.9
Net unrealized carried interest income (loss)	498.6	(355.4)	146.0	(81.7)	(202.7)	(28.2)	(339.5)	289.2	(570.4)
Unrealized investment and other income (loss)	13.7	(15.3)	(1.0)	5.8	35.6	11.0	10.5	(2.6)	57.1
Add back: Athene capital and surplus fees(2)	20.1	21.8	22.6	45.5	59.1	51.9	58.0	64.5	169.0
Add back: Taxes and related payables(3)	4.9	6.0	10.9	19.4	25.9	21.4	29.4	21.8	76.7
Less: Equity-based compensation	(17.4)	(16.8)	(16.5)	(15.6)	(58.1)	(13.7)	(15.3)	(50.7)	(87.1)
Less: Depreciation and amortization	(2.9)	(2.9)	(2.6)	(2.6)	(2.6)	(2.5)	(2.6)	(8.4)	(7.7)
Total Economic Net Income	792.4	241.3	615.0	479.0	269.3	267.0	83.2	1,648.7	619.5
Income Tax Provision on Economic Net Income	(28.8)	(21.2)	(64.1)	(35.0)	(50.7)	(59.5)	(35.2)	(114.1)	(145.4)
Total Economic Net Income After Taxes	$763.6	$220.1	$550.9	$444.0	$218.6	$207.5	$48.0	$1,534.6	$474.1

(1)	Represents realized gains from our general partner investments in our funds and other balance sheet investments.

(2)
Represents monitoring fees paid by Athene to Apollo by delivery of common shares of Athene Holding, calculated based on Athene's capital and surplus, as defined in our transaction and advisory services agreement with Athene.

(3)	Represents the estimated current corporate, local and Non-U.S. taxes as well as the payable under Apollo's tax receivable agreement.

APOLLO GLOBAL MANAGEMENT, LLC
DISTRIBUTABLE EARNINGS (UNAUDITED)
(dollars in millions, except share data)
Distribution to Common and Equivalents(1)

	Three Months Ended							Nine Months Ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014	September 30, 2013	September 30, 2014
Distributable Earnings After Taxes and Related Payables	$275.4	$603.9	$455.6	$508.2	$412.1	$227.1	$342.7	$1,334.9	$981.9
Add back: Taxes and related payables attributable to common and equivalents	2.7	3.7	8.6	17.2	22.6	18.7	26.9	15.0	68.2
Distributable earnings before certain payables(2)	278.1	607.6	464.2	525.4	434.7	245.8	369.6	1,349.9	1,050.1
Percent to common and equivalents	40%	42%	42%	43%	43%	45%	45%	42%	44%
Distributable earnings before other payables attributable to common and equivalents	111.0	257.8	195.5	225.4	186.8	111.1	167.9	564.3	465.8
Less: Taxes and related payables attributable to common and equivalents	(2.7)	(3.7)	(8.6)	(17.2)	(22.6)	(18.7)	(26.9)	(15.0)	(68.2)
Distributable earnings attributable to common and equivalents	108.3	254.1	186.9	208.2	164.2	92.4	141.0	549.3	397.6
Distributable earnings per share of common and equivalent(3)	$0.69	$1.51	$1.11	$1.21	$0.94	$0.51	$0.77	$3.31	$2.22
Retained capital per share of common and equivalent(3)	(0.12)	(0.19)	(0.10)	(0.13)	(0.10)	(0.05)	(0.04)	(0.41)	(0.19)
Net distribution per share of common and equivalent(3)	$0.57	$1.32	$1.01	$1.08	$0.84	$0.46	$0.73	$2.90	$2.03

(1)	Common and equivalents refers to Class A shares and RSUs that participate in distributions.

(2)	Distributable earnings before certain payables represents distributable earnings before the deduction for the estimated current corporate taxes and the payable under Apollo's tax receivable agreement.

(3)	Per share calculations are based on total Class A shares outstanding and RSUs that participate in distributions.

APOLLO GLOBAL MANAGEMENT, LLC
RECONCILIATION OF U.S. GAAP NET INCOME
ATTRIBUTABLE TO APOLLO GLOBAL MANAGEMENT, LLC
TO ECONOMIC NET INCOME
(UNAUDITED)
(dollars in millions)
Reconciliation of U.S. GAAP Net Income Attributable to Apollo Global Management, LLC to Economic Net Income:

	Three Months Ended							Nine Months Ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014	September 30, 2013	September 30, 2014
Net Income Attributable to Apollo Global Management, LLC	$249.0	$58.7	$192.5	$159.2	$72.2	$71.7	$2.2	$500.2	$146.1
Impact of non-cash charges related to equity-based compensation:
AOG units	15.0	15.0	—	—	—	—	—	30.0	—
RSUs - Private placement awards(1)	11.4	11.0	3.3	0.1	0.1	(0.2)	—	25.7	(0.1)
Other equity-based compensation awards (2)	1.3	0.5	0.6	0.4	0.1	(0.1)	0.1	2.4	0.1
AAA RDUs	0.3	0.2	0.3	0.4	0.2	(0.1)	—	0.8	0.1
Total non-cash charges related to equity-based compensation	28.0	26.7	4.2	0.9	0.4	(0.4)	0.1	58.9	0.1
Income tax provision	18.6	18.1	47.2	23.7	32.5	35.0	29.4	83.9	96.9
Amortization of intangible assets associated with the 2007 reorganization and acquisitions	11.6	11.3	10.3	10.0	9.1	8.6	8.6	33.2	26.3
Net income attributable to Non-controlling Interests in Apollo Operating Group	485.2	126.5	360.8	285.2	155.1	152.1	42.9	972.5	350.1
Economic Net Income	$792.4	$241.3	$615.0	$479.0	$269.3	$267.0	$83.2	$1,648.7	$619.5

(1)	Represents RSU awards granted in connection with the 2007 private placement.

(2)	Includes non-cash revenue and expense related to equity awards granted by unconsolidated affiliates to employees of the Company.

APOLLO GLOBAL MANAGEMENT, LLC
ASSETS UNDER MANAGEMENT (UNAUDITED)

Assets Under Management—Fee-Generating and Non-Fee Generating
The table below sets forth fee-generating and non-fee generating AUM by segment as of September 30, 2014 and 2013 and December 31, 2013. Changes in market conditions and additional funds raised have had significant impact on Apollo's AUM.

	As of September 30,				As of December 31,
	2014		2013		2013
	(in millions)
Total Assets Under Management	$163,900	(1)	$112,687	(1)	$161,177	(1)
Fee-generating	129,577		79,343		128,368
Non-fee generating	34,323	(1)	33,344	(1)	32,809	(1)

Private Equity	46,173		42,767		49,908
Fee-generating	32,104		27,059		34,173
Non-fee generating	14,069		15,708		15,735

Credit	107,675		59,359		100,886
Fee-generating	91,614		46,625		88,249
Non-fee generating	16,061		12,734		12,637

Real Estate	9,045		9,339		9,289
Fee-generating	5,859		5,659		5,946
Non-fee generating	3,186		3,680		3,343

(1)
As of September 30, 2014 and 2013 and December 31, 2013, includes $1.0 billion, $1.2 billion and $1.1 billion of commitments, respectively, that have yet to be deployed to an Apollo fund within Apollo's three segments.

The following table presents Carry Eligible AUM and Carry Generating AUM for each of Apollo's three segments as of September 30, 2014 and 2013 and December 31, 2013:

	Carry Eligible AUM			Carry Generating AUM
	As of September 30,		As of December 31,	As of September 30,		As of December 31,
	2014	2013	2013	2014	2013	2013
	(in millions)
Private equity	$40,527	$39,157	$45,050	$18,651	$11,635	$24,791
Credit	38,676	29,541	34,580	24,439	20,476	23,539
Real estate	2,525	3,043	3,041	850	540	941
Total(1)(2)	$82,734	$72,972	$83,729	$43,940	$32,651	$49,271

(1)
As of September 30, 2014 and 2013 and December 31, 2013, Carry Eligible AUM includes $1.0 billion, $1.2 billion and $1.1 billion of commitments, respectively, that have yet to be deployed to an Apollo fund within Apollo's three segments.

(2)
As of September 30, 2014 and 2013 and December 31, 2013, Carry Eligible AUM includes $29.5 billion, $21.6 billion and $28.7 billion of Uninvested Carry Eligible AUM, respectively, and $9.3 billion, $18.7 billion and $5.8 billion of AUM Not Currently Generating Carry, respectively.

APOLLO GLOBAL MANAGEMENT, LLC
ASSETS UNDER MANAGEMENT (UNAUDITED)

The following tables summarize changes in total AUM for each of Apollo's three segments for the three and nine months ended September 30, 2014 and 2013:

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2014		2013		2014		2013
	(in millions)
Change in Total AUM:
Beginning of Period	$167,496	(1)	$113,116	(1)	$161,177	(1)	$113,379	(1)
(Loss) Income	(559)		5,327		2,836		11,661
Subscriptions/Capital raised	2,845		4,022		8,905	(2)	12,148
Distributions	(4,573)		(6,259)		(10,664)		(16,841)
Redemptions	(293)		(104)		(613)		(1,122)
Leverage/Other(3)	(1,016)		(3,415)		2,259		(6,538)
End of Period	$163,900	(1)	$112,687	(1)	$163,900	(1)	$112,687	(1)
Change in Private Equity AUM:
Beginning of Period	$51,585		$40,213		$49,908		$37,832
(Loss) Income	(727)		4,131		861		8,646
Subscriptions/Capital raised	221		3,332		3,041	(2)	9,170
Distributions	(2,834)		(4,210)		(6,591)		(11,781)
Redemptions	—		—		—		(19)
Net segment transfers	(1,205)		56		(1,216)		1,118
Leverage	(867)		(755)		170		(2,199)
End of Period	$46,173		$42,767		$46,173		$42,767
Change in Credit AUM:
Beginning of Period	$105,725		$62,212		$100,886		$64,406
Income	436		991		1,920		2,887
Subscriptions/Capital raised	2,443		690		5,242	(2)	1,990
Distributions	(1,347)		(1,568)		(2,805)		(4,209)
Redemptions	(293)		(104)		(479)		(813)
Net segment transfers	1,060		(184)		562		(679)
Leverage/Other(3)	(349)		(2,678)		2,349		(4,223)
End of Period	$107,675		$59,359		$107,675		$59,359
Change in Real Estate AUM:
Beginning of Period	$9,056		$9,473		$9,289		$8,800
(Loss) Income	(146)		197		142		116
Subscriptions/Capital raised	181		—		622		988
Distributions	(392)		(477)		(1,268)		(847)
Redemptions(4)	—		—		(134)		(290)
Net segment transfers	145		128		654		688
Leverage	201		18		(260)		(116)
End of Period	$9,045		$9,339		$9,045		$9,339

(1)
As of September 30, 2014 and 2013, June 30, 2014 and 2013, and December 31, 2013 and 2012 includes $1.0 billion, $1.2 billion, $1.1 billion, $1.2 billion, $1.1 billion and $2.3 billion of commitments, respectively, that have yet to be deployed to an Apollo fund within Apollo's three segments.

(2)	For the nine months ended September 30, 2014, includes $2.5 billion, respectively, of AUM from co-investment vehicles that was raised in prior periods.

(3)	Represents changes in used and available leverage, and includes the changes in NAV on AUM managed by Athene Asset Management that is not sub-advised by Apollo.

(4)	Represents release of unfunded commitments primarily related to two legacy Citi Property Investors ("CPI") real estate funds that were past their investment periods.

APOLLO GLOBAL MANAGEMENT, LLC
ASSETS UNDER MANAGEMENT (UNAUDITED)

The following tables summarize changes in total fee-generating AUM and fee-generating AUM for each of Apollo's three segments for the three and nine months ended September 30, 2014 and 2013:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
	(in millions)
Change in Total Fee-Generating AUM:
Beginning of Period	$130,329	$79,290	$128,368	$81,934
(Loss) Income	(140)	956	646	1,989
Subscriptions/Capital raised	282	10,240	2,465	12,403
Distributions	(1,041)	(1,865)	(3,614)	(5,017)
Redemptions	(286)	(27)	(449)	(737)
Net movements between Fee-Generating and Non-Fee Generating	547	(7,229)	66	(6,808)
Leverage/Other(1)	(114)	(2,022)	2,095	(4,421)
End of Period	$129,577	$79,343	$129,577	$79,343
Change in Private Equity Fee-Generating AUM:
Beginning of Period	$33,554	$26,014	$34,173	$27,932
(Loss) Income	(8)	274	(54)	348
Subscriptions/Capital raised	—	9,586	455	9,629
Distributions	(111)	(788)	(591)	(2,026)
Redemptions	—	—	—	(19)
Net segment transfers	(1,266)	50	(1,277)	246
Net movements between Fee-Generating and Non-Fee Generating	(49)	(7,333)	(514)	(7,523)
Leverage	(16)	(744)	(88)	(1,528)
End of Period	$32,104	$27,059	$32,104	$27,059
Change in Credit Fee-Generating AUM:
Beginning of Period	$90,780	$47,507	$88,249	$49,518
(Loss) Income	(43)	618	703	1,603
Subscriptions/Capital raised	214	654	1,606	1,858
Distributions	(633)	(749)	(1,861)	(2,378)
Redemptions	(286)	(27)	(449)	(718)
Net segment transfers	1,073	(178)	575	(884)
Net movements between Fee-Generating and Non-Fee Generating	607	78	608	519
Leverage/Other(1)	(98)	(1,278)	2,183	(2,893)
End of Period	$91,614	$46,625	$91,614	$46,625
Change in Real Estate Fee-Generating AUM:
Beginning of Period	$5,995	$5,769	$5,946	$4,484
(Loss) Income	(90)	64	(4)	38
Subscriptions/Capital raised	68	—	404	916
Distributions	(296)	(328)	(1,161)	(613)
Net segment transfers	193	128	702	638
Net movements between Fee-Generating and Non-Fee Generating	(11)	26	(28)	196
End of Period	$5,859	$5,659	$5,859	$5,659

(1)	Represents changes in used and available leverage, and includes the changes in NAV on AUM managed by Athene Asset Management that is not sub-advised by Apollo.

As of September 30, 2014, approximately 69% of the value of our funds' investments on a gross basis were determined using market-based valuation methods (i.e., reliance on broker or listed exchange quotes) and the remaining 31% were determined primarily by comparable company and industry multiples or discounted cash flow models. For our private equity, credit and real estate segments, the percentage determined using market-based valuation methods as of September 30, 2014 were 47%, 81% and 52%, respectively.

APOLLO GLOBAL MANAGEMENT, LLC
FUND PERFORMANCE (UNAUDITED)

Investment Record

The following table summarizes the investment record by segment for Apollo's multi-year drawdown, commitment-based funds and strategic investment accounts (“SIAs”) that have a defined maturity date in which investors make commitments to provide capital at the formation of such funds and deliver capital when called as investment opportunities become available. All amounts are as of September 30, 2014, unless otherwise noted:

											As of September 30, 2014				As of December 31, 2013
	Strategy	Vintage Year	Committed Capital	Total Invested Capital	Realized		Unrealized(1)		Total Value		Gross IRR		Net IRR		Gross IRR		Net IRR
			(in millions)
Private Equity:(2)
Fund VIII	Traditional Private Equity Funds	2013	$18,377	$1,154	$—		$1,274		$1,274		NM	(3)	NM	(3)	NM	(3)	NM	(3)
Fund VII	Traditional Private Equity Funds	2008	14,677	15,161	22,964		9,585		32,549		38%		29%		39%		30%
Fund VI	Traditional Private Equity Funds	2006	10,136	12,457	14,975		6,154		21,129		13		11		15		12
Fund V	Traditional Private Equity Funds	2001	3,742	5,192	12,655		285		12,940		61		44		61		44
Fund IV	Traditional Private Equity Funds	1998	3,600	3,481	6,776		27		6,803		12		9		12		9
Fund III	Traditional Private Equity Funds	1995	1,500	1,499	2,695		—		2,695		18		11		18		11
Fund I, II & MIA(4)	Traditional Private Equity Funds	1990/ 1992	2,220	3,773	7,924		—		7,924		47		37		47		37
Subtotal			$54,252	$42,717	$67,989		$17,325		$85,314		39%	(5)	26%	(5)	39%	(5)	26%	(5)
AION	Other	2013	825	134	—		169		169		NM	(3)	NM	(3)	NM	(3)	NM	(3)
ANRP	Natural Resources	2012	1,323	588	25		748		773		22%		11%		18%		7%
Total Private Equity			$56,400	$43,439	$68,014		$18,242		$86,256
Credit:(6)
ACRF III (7)	Structured Credit	—	$205	$123	$3		$118		$121		NM	(3)	NM	(3)	NM	(3)	NM	(3)
COF III (7)	Opportunistic Credit	—	3,426	975	105		910		1,015		NM	(3)	NM	(3)	NM	(3)	NM	(3)
FCI II	Structured Credit	2013	1,555	653	5		756		761		NM	(3)	NM	(3)	NM	(3)	NM	(3)
EPF II(8)	Non-Performing Loans	2012	3,566	1,965	366		1,974		2,340		28%		13%		NM	(3)	NM	(3)
FCI	Structured Credit	2012	559	443	188		518		706		14		10		NM	(3)	NM	(3)
AEC	European Credit	2012	292	605	499		180		679		15		10		19%		12%
AIE II(8)	European Credit	2008	261	840	1,243		96		1,339		20		17		20		17
COF I	U.S. Performing Credit	2008	1,485	1,611	4,273		148		4,421		30		27		30		27
COF II	U.S. Performing Credit	2008	1,583	2,176	2,985		159		3,144		14		11		14		11
EPF I(8)	Non-Performing Loans	2007	1,636	2,150	2,703		804		3,507		22		18		21		16
ACLF	U.S. Performing Credit	2007	984	1,449	2,446		155		2,601		13		11		13		11
Total Credit			$15,552	$12,990	$14,816		$5,818		$20,634
Real Estate:(6)
AGRE U.S. Real Estate Fund, L.P(9)	Equity	2012	$865	$582	$299		$441		$740		17%		13%		17%		14%
AGRE Debt Fund I, LP	Debt	2011	1,127	954	276		812		1,088		11		9		13		11
CPI Capital Partners North America(10)	Equity	2006	600	453	350		30		380		16		11		17		13
CPI Capital Partners Asia Pacific(10)	Equity	2006	1,292	1,179	1,470		211		1,681		34		30		37		33
CPI Capital Partners Europe(8)(10)	Equity	2006	1,468	969	403		315		718		4		3		2		1
CPI Other(11)	Equity	Various	2,101	N/A	N/A	(11)	N/A	(11)	N/A	(11)	NM	(11)	NM	(11)	NM	(11)	NM	(11)
Total Real Estate			$7,453	$4,137	$2,798		$1,809		$4,607

(1)	Figures include the market values, estimated fair value of certain unrealized investments and capital committed to investments.

(2)	Amounts presented are computed based on actual timing of the funds' cash inflows and outflows.

(3)	Returns have not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful.

(4)
Fund I and Fund II were structured such that investments were made from either fund depending on which fund had available capital. Apollo does not differentiate between Fund I and Fund II investments for purposes of performance figures because they are not meaningful on a separate basis and do not demonstrate the progression of returns over time. The general partners and managers of Funds I, II and MIA, as well as the general partner of Fund III were excluded assets in connection with the 2007 reorganization. As a result, Apollo Global Management, LLC did not receive the economics associated with these entities. The investment performance of these funds is presented to illustrate fund performance associated with Apollo's managing partners and other investment professionals.

(5)	Total IRR is calculated based on total cash flows for all funds presented.

APOLLO GLOBAL MANAGEMENT, LLC
FUND PERFORMANCE (UNAUDITED)

(6)
The investment record table for the credit and real estate funds and SIAs presented is computed based on the actual dates of capital contributions, distributions and ending limited partners’ capital as of the specified dates.

(7)
Apollo Credit Opportunity Fund III, L.P. ("COF III") and Apollo Structured Recovery Fund III, L.P. ("ACRF III") were launched during 2013 and 2014, respectively, and have not established their vintage year.

(8)	Funds are denominated in Euros and historical figures are translated into U.S. dollars at an exchange rate of €1.00 to $1.26 as of September 30, 2014.

(9)
AGRE U.S. Real Estate Fund, L.P., a closed-end private investment fund has $152 million of co-invest commitments raised, which are included in the figures in the table above. A co-invest entity within AGRE U.S. Real Estate Fund is denominated in GBP and translated into U.S. dollars at an exchange rate of £1.00 to $1.62 as of September 30, 2014.

(10)
As part of the CPI acquisition, Apollo acquired general partner interests in fully invested funds. The gross and net IRRs are presented in the investment record table above since acquisition on November 12, 2010. The net IRRs from the inception of the respective fund to September 30, 2014 were (7)%, 7% and (8)% for the CPI Capital Partners North America, Asia Pacific and Europe funds, respectively. These net IRRs were primarily achieved during a period in which Apollo did not make the initial investment decisions and Apollo only became the general partner or manager of these funds upon completing the acquisition on November 12, 2010.

(11)
CPI Other consists of funds or individual investments of which Apollo is not the general partner or manager and only receives fees pursuant to either a sub-advisory agreement or an investment management and administrative agreement. CPI Other fund performance is a result of invested capital prior to Apollo’s management of these funds. Return and certain other performance data are therefore not considered meaningful as Apollo performs primarily an administrative role.

Credit

The following table summarizes the investment record for certain funds and SIAs within Apollo's credit segment with no maturity date. All amounts are as of September 30, 2014, unless otherwise noted:

				Net Return
	Strategy	Vintage Year	Net Asset Value as of September 30, 2014	Since Inception to September 30, 2014		For the Nine Months Ended September 30, 2014		For the Nine Months Ended September 30, 2013		Since Inception to December 31, 2013		For the Year Ended December 31, 2013
			(in millions)
TRF(1)	U.S. Performing Credit	2014	$293	NM	(1)	NM	(1)	NM	(1)	NM	(1)	NM	(1)
ACSF(2)	Opportunistic Credit	2011	449	26%	(2)	4%	(2)	NM	(2)	NM	(2)	NM	(2)
SOMA(3)	Opportunistic Credit	2007	801	69		7		7%		58%		9%
ACF(2)	U.S. Performing Credit	2005	1,995	34	(2)	6	(2)	NM	(2)	NM	(2)	NM	(2)
Value Funds(4)	Opportunistic Credit	2003/2006	241	70		(2)		5		74		5
Totals			$3,779

(1)
Apollo Total Return Fund (“TRF”) returns have not been presented as the fund commenced investing capital less than 24 months prior to period indicated and therefore such return information was deemed not meaningful.

(2)
As part of the Stone Tower acquisition, Apollo acquired the manager of Apollo Credit Strategies Master Fund Ltd. (“ACSF”) and Apollo Credit Master Fund Ltd. (“ACF”). The net returns are presented in the investment record table above since acquisition on April 2, 2012. As of September 30, 2014, the net returns from inception for ACSF and ACF were 43% and 9% respectively. These returns were primarily achieved during a period in which Apollo did not make the initial investment decisions. Apollo became the manager of these funds upon completing the acquisition on April 2, 2012.

(3)	Net asset value and returns are for the primary mandate and excludes Apollo Special Opportunities Managed Account, L.P.’s (“SOMA”) investments in other Apollo funds.

(4)	Value Funds consist of Apollo Strategic Value Master Fund, L.P., together with its feeder funds, and Apollo Value Investment Master Fund, L.P., together with its feeder funds.

APOLLO GLOBAL MANAGEMENT, LLC
FUND PERFORMANCE (UNAUDITED)

The following table summarizes the investment record for publicly traded vehicles that Apollo manages by segment as of September 30, 2014:

						Total Returns(1)
	Strategy	IPO Year(2)	Raised Capital(3)	Gross Assets	Current NAV	Since Inception to September 30, 2014		For the Nine Months Ended September 30, 2014		For the Nine Months Ended September 30, 2013		Since Inception to December 31, 2013		For the Year Ended December 31, 2013
			(in millions)
Private Equity:
AAA(4)	Other	2006	$1,823	$2,148	$2,145	56%		10%		93%		41%		91%
Credit:
AIF(5)	U.S. Performing Credit	2013	276	419	281	NM	(6)	NM	(6)	NM	(6)	NM	(6)	NM	(6)
AFT(5)	U.S. Performing Credit	2011	295	443	294	9		(1)		—		NM	(6)	NM	(6)
AMTG(7)	Structured Credit	2011	791	3,895	797	22		13		(20)		8		(17)
AINV (8)	Opportunistic Credit	2004	3,080	3,812	2,069	61		3		5		55		12
Real Estate:
ARI (9)	Debt	2009	879	1,466	850	25		4		1		20		10
Totals			$7,144	$12,183	$6,436

(1)
Total returns are based on the change in closing trading prices during the respective periods presented taking into account dividends and distributions, if any, as if they were reinvested without regard to commissions.

(2)
An initial public offering ("IPO") year represents the year in which the vehicle commenced trading on a national securities exchange. Apollo Tactical Income Fund Inc. (“AIF”), Apollo Senior Floating Rate Fund Inc. ("AFT"), Apollo Residential Mortgage, Inc. ("AMTG") and Apollo Commercial Real Estate Finance, Inc. ("ARI") are publicly traded vehicles traded on the New York Stock Exchange ("NYSE"). Apollo Investment Corporation ("AINV") is a public company traded on the National Association of Securities Dealers Automated Quotation. AAA is a publicly traded vehicle traded on Euronext Amsterdam.

(3)	Amounts represent raised capital net of offering and issuance costs.

(4)
AAA is the sole limited partner in AAA Investments, L.P. (“AAA Investments”). Athene was AAA Investments’ only investment as of September 30, 2014. During the second quarter of 2014, Athene Holding Ltd. raised $1.2 billion of net equity commitments primarily from third-party institutional investors, certain existing investors in Athene, and employees of Athene and its affiliates (the “Athene Private Placement”). For the period December 31, 2013 through September 30, 2014, AAA Investments' ownership stake in Athene was reduced as a result of the Athene Private Placement, the issuance of shares under the amended AAA services agreement and the issuance of 3.7 million unrestricted common shares of Athene Holding Ltd. under Athene’s management equity plan and was increased by the conversion to common shares of AAA Investments' note receivable from Athene, resulting in an approximate 48.3% economic ownership stake (calculated as if the commitments in the Athene Private Placement closed through September 30, 2014 were fully drawn down but without giving effect to (i) restricted common shares issued under Athene’s management equity plan or (ii) common shares to be issued after September 30, 2014 under the amended AAA services agreement or the amended Athene services agreement) and effectively 45% of the voting power of Athene.

(5)	Gross Assets presented for AFT and AIF represents total managed assets of these closed-end funds.

(6)
Returns have not been presented as the publicly traded vehicle commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful.

(7)
Refer to www.apolloresidentialmortgage.com for the most recent financial information on AMTG. The information contained on AMTG’s website is not part of this press release. All amounts are as of June 30, 2014 except for total returns.

(8)
Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV’s website is not part of this press release. All amounts are as of June 30, 2014 except for total returns.

(9)
Refer to www.apolloreit.com for the most recent financial information on ARI. The information contained on ARI’s website is not part of this press release. All amounts are as of June 30, 2014 except for total returns.

Athene and SIAs
As of September 30, 2014, Athene Asset Management, L.P. had $60.1 billion of total AUM in accounts owned by or related to Athene, of which approximately $11.8 billion was either sub-advised by Apollo or invested in Apollo funds and investment vehicles. Of the approximately $11.8 billion of assets, the vast majority were in sub-advisory managed accounts that manage high grade credit asset classes, such as collateralized loan obligation ("CLO") debt, commercial mortgage backed securities, and insurance-linked securities.
Apollo also manages CLOs within Apollo's credit segment, with such CLOs representing a total AUM of approximately $13.3 billion as of September 30, 2014. Such CLO performance information is not included in the above investment record tables.
As of September 30, 2014, Apollo managed approximately $15 billion of total AUM in SIAs, which include certain SIAs in the investment record tables above and capital deployed from certain SIAs across Apollo's private equity, credit and real estate funds. The above investment record tables exclude certain funds with an aggregate AUM of approximately $6.0 billion as of September 30, 2014 because management deemed them to be immaterial.

APOLLO GLOBAL MANAGEMENT, LLC
SUPPLEMENTAL SEGMENT INFORMATION (UNAUDITED)

Supplemental Segment Information
Dollars Invested
The following table summarizes by segment the dollars invested for funds and SIAs with a defined maturity date and certain funds and SIAs in Apollo's real estate debt strategy during the specified reporting periods:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
	(in millions)
Private Equity	$901	$120	$1,871	$1,488
Credit	917	481	3,655	2,090
Real Estate (1)	369	231	1,745	1,907
Total dollars invested	$2,187	$832	$7,271	$5,485

(1)
Included in dollars invested is $285.6 million and $1,321.5 million for the three and nine months ended September 30, 2014, respectively, and $220.7 million and $1,567.7 million for the three and nine months ended September 30, 2013, respectively, for funds in Apollo's real estate debt strategy.

Uncalled Commitments
The following table summarizes the uncalled commitments by segment during the specified reporting periods:

	As of September 30, 2014	As of September 30, 2013	As of December 31, 2013
	(in millions)
Private Equity	$22,434	$16,125	$23,689
Credit	9,230	6,443	7,113
Real Estate	898	1,019	971
Total Uncalled Commitments(1)(2)	$33,568	$24,808	$32,852

(1)
As of September 30, 2014 and 2013 and December 31, 2013, includes $1.0 billion, $1.2 billion and $1.1 billion of commitments, respectively, that have yet to be deployed to an Apollo fund within Apollo's three segments.

(2)
As of September 30, 2014 and 2013 and December 31, 2013, $29.8 billion, $21.5 billion, and $29.5 billion, respectively, represents the amount of capital available for investment or reinvestment subject to the provisions of the applicable limited partnership agreements or other governing agreements.

APOLLO GLOBAL MANAGEMENT, LLC
CARRIED INTEREST RECEIVABLE AND CARRIED INTEREST INCOME
(LOSS) SUMMARY (UNAUDITED)

The table below presents an analysis of Apollo's (i) carried interest receivable on an unconsolidated basis and (ii) realized and unrealized carried interest income (loss) for Apollo's combined segments’ Incentive Business as of and for the three and nine months ended September 30, 2014:

	As of September 30, 2014		For the Three Months Ended September 30, 2014			For the Nine Months Ended September 30, 2014
	Carried Interest Receivable on an Unconsolidated Basis		Unrealized Carried Interest Income (Loss)	Realized Carried Interest Income	Total Carried Interest Income (Loss)	Unrealized Carried Interest Income (Loss)	Realized Carried Interest Income	Total Carried Interest Income (Loss)
	(in millions)
Private Equity Funds:
Fund VII	$797.6		$(197.8)	$178.6	$(19.2)	$(98.9)	$468.2	$369.3
Fund VI	101.5		(236.2)	153.7	(82.5)	(596.0)	401.5	(194.5)
Fund V	17.1		(24.2)	18.9	(5.3)	(25.9)	42.7	16.8
Fund IV	5.5		0.3	—	0.3	(2.2)	—	(2.2)
AAA/Other (1)(2)	198.2		8.4	18.8	27.2	(30.5)	52.5	22.0
Total Private Equity Funds	1,119.9		(449.5)	370.0	(79.5)	(753.5)	964.9	211.4
Credit Funds:
U.S. Performing Credit	77.0		(72.0)	59.2	(12.8)	(80.5)	101.7	21.2
Opportunistic Credit	42.6		(13.6)	1.5	(12.1)	7.2	6.1	13.3
Structured Credit	59.3		0.1	0.7	0.8	3.8	4.7	8.5
European Credit	14.7		0.3	1.5	1.8	(0.2)	10.2	10.0
Non-Performing Loans	156.2		(22.0)	57.4	35.4	1.8	103.1	104.9
Total Credit Funds	349.8		(107.2)	120.3	13.1	(67.9)	225.8	157.9
Real Estate Funds:
CPI Funds	2.2		(4.5)	—	(4.5)	(3.2)	0.6	(2.6)
AGRE U.S. Real Estate Fund, L.P.	7.2		1.3	—	1.3	1.6	2.7	4.3
Other	2.8		(0.4)	—	(0.4)	(1.4)	0.7	(0.7)
Total Real Estate Funds	12.2		(3.6)	—	(3.6)	(3.0)	4.0	1.0
Total	$1,481.9	(3)	$(560.3)	$490.3	$(70.0)	$(824.4)	$1,194.7	$370.3

(1)	Includes certain strategic investment accounts.

(2)
Includes $121.4 million of carried interest receivable from AAA Investments which will be paid in common shares of Athene Holding Ltd. (valued at the then fair market value) if there is a distribution in kind of shares of Athene Holding Ltd. (unless such payment in shares would violate Section 16(b) of the U.S. Securities Exchange Act of 1934, as amended), or paid in cash if AAA sells the shares of Athene Holding Ltd.

(3)
There was a corresponding profit sharing payable of $755.3 million as of September 30, 2014 that resulted in a net carried interest receivable on an unconsolidated basis of $726.6 million as of September 30, 2014. Included within profit sharing payable are contingent consideration obligations of $96.9 million.

APOLLO GLOBAL MANAGEMENT, LLC
SUPPLEMENTAL SHARE INFORMATION (UNAUDITED)

The table below presents Non-GAAP weighted average diluted shares outstanding for the three and nine months ended September 30, 2014 and 2013:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Total GAAP Weighted Average Outstanding Class A Shares:
Basic	158,466,602	142,829,913	153,071,007	137,165,119
Non-GAAP Adjustments:
AOG units	222,736,477	231,230,636	225,782,718	235,535,012
Vested RSUs(1)	19,410,438	20,728,513	20,639,048	20,838,687
Non-GAAP Weighted Average Diluted Shares Outstanding	400,613,517	394,789,062	399,492,773	393,538,818

(1)
Vested RSUs presented have not yet been issued in the form of Class A shares. As a result, the amount of vested RSUs indicated has been excluded from the outstanding Class A share basic and diluted amounts.

The table below presents Non-GAAP diluted shares outstanding as of September 30, 2014 and 2013:

	As of September 30,
	2014	2013
Total GAAP Outstanding Class A Shares:
Basic	159,956,660	143,700,234
Non-GAAP Adjustments:
AOG units	222,736,477	231,230,636
Vested RSUs(1)	18,374,602	20,290,037
Non-GAAP Diluted Shares Outstanding	401,067,739	395,220,907

(1)
Vested RSUs presented have not yet been issued in the form of Class A shares. As a result, the amount of vested RSUs indicated has been excluded from the outstanding Class A share basic and diluted amounts.

Note: In addition to fully diluted shares outstanding above, there were approximately 4.2 million and 4.0 million unvested RSUs that participate in distributions as of September 30, 2014 and 2013, respectively.

APOLLO GLOBAL MANAGEMENT, LLC
NON-GAAP FINANCIAL INFORMATION AND DEFINITIONS (UNAUDITED)

Non-GAAP Financial Information
Apollo discloses the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“Non-GAAP”):

•
Economic Net Income, or ENI, as well as ENI After Taxes are key performance measures used by management in evaluating the performance of Apollo’s private equity, credit and real estate segments. Management also believes the components of ENI such as the amount of management fees, advisory and transaction fees and carried interest income are indicative of Apollo’s performance. Management uses these performance measures in making key operating decisions such as the following:

—	Decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires;

—	Decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; and

—
Decisions related to expenses, such as determining annual discretionary bonuses and equity-based compensation awards to its employees. With respect to compensation, management seeks to align the interests of certain professionals and selected other individuals with those of the investors in the funds and those of Apollo's shareholders by providing such individuals a profit sharing interest in the carried interest income earned in relation to the funds. To achieve that objective, a certain amount of compensation is based on Apollo's performance and growth for the year.

These measures of profitability have certain limitations in that they do not take into account certain items included under U.S. GAAP. ENI represents segment income (loss) attributable to Apollo Global Management, LLC, which excludes the impact of (i) non-cash charges related to RSUs granted in connection with the 2007 private placement and amortization of AOG units, (ii) income tax expense, (iii) amortization of intangibles associated with the 2007 reorganization as well as acquisitions, (iv) Non-Controlling Interests excluding the remaining interest held by certain individuals who receive an allocation of income from certain of our credit management companies and (v) non-cash revenue and expense related to equity awards granted by unconsolidated affiliates to employees of the Company. In addition, segment data excludes the assets, liabilities and operating results of the funds and VIEs that are included in the consolidated financial statements.

•
ENI After Taxes represents ENI adjusted to reflect income tax provision on ENI that has been calculated assuming that all income is allocated to Apollo Global Management, LLC, which would occur following an exchange of all AOG units for Class A shares of Apollo Global Management, LLC.  Economic assumptions and methodology that impact the implied income tax provision are made and is similar to those methodologies and certain assumptions used in calculating the income tax provision for Apollo’s consolidated statements of operations under U.S. GAAP. We believe this measure is more consistent with how we assess the performance of our segments which is described above in our definition of ENI.

•
Non-GAAP Weighted Average Diluted Shares Outstanding is calculated using the GAAP Weighted Average Outstanding Class A Shares plus Non-GAAP adjustments assuming (i) the exchange of all of the AOG units for Class A shares and (ii) the settlement of the weighted average vested RSUs in the form of Class A shares during the period. Management uses this measure in determining ENI After Taxes per share.

•
Non-GAAP Diluted Shares Outstanding is calculated using the GAAP Outstanding Class A Shares plus Non-GAAP adjustments assuming (i) the exchange of all of the AOG units for Class A shares and (ii) the settlement of the vested RSUs in the form of Class A shares during the period. Management uses this measure, taking into account the unvested RSUs that participate in distributions, in determining our Class A shares eligible for cash distributions.

•
Distributable Earnings, or DE, as well as DE After Taxes and Related Payables are derived from our segment reported results, and are supplemental measures to assess performance and amounts available for distribution to Class A shareholders, holders of RSUs that participate in distributions and holders of AOG units. DE represents the amount of net realized earnings without the effects of the consolidation of any of the affiliated funds. DE, which is a component of ENI, is the sum across all segments of (i) total management fees and advisory and transaction fees, excluding monitoring fees received from Athene based on its capital and surplus (as defined in Apollo's transaction advisory services agreement with Athene), (ii) realized carried interest income, and (iii) realized investment income,

APOLLO GLOBAL MANAGEMENT, LLC
NON-GAAP FINANCIAL INFORMATION AND DEFINITIONS (UNAUDITED)

less (i) compensation expense, excluding the expense related to equity-based awards, (ii) realized profit sharing expense, and (iii) non-compensation expenses, excluding depreciation and amortization expense. DE after taxes and related payables represents DE less estimated current corporate, local and non-U.S. taxes as well as the payable under Apollo's tax receivable agreement.

•
Assets Under Management, or AUM, refers to the assets we manage for the funds, partnerships and accounts to which we provide investment management services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments. Our AUM equals the sum of:

(i)
the fair value of the investments of the private equity funds, partnerships and accounts we manage plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments;

(ii)
the net asset value, or “NAV,” of the credit funds, partnerships and accounts for which we provide investment management services, other than certain collateralized loan obligations (“CLOs”) and collateralized debt obligations (“CDOs”), which have a fee generating basis other than the mark-to-market value of the underlying assets, plus used or available leverage and/or capital commitments;

(iii)
the gross asset value or net asset value of the real estate funds, partnerships and accounts we manage, and the structured portfolio company investments of the funds, partnerships and accounts we manage, which includes the leverage used by such structured portfolio company investments;

(iv)	the incremental value associated with the reinsurance investments of the portfolio company assets we manage; and

(v)
the fair value of any other assets that we manage for the funds, partnerships and accounts to which we provide investment management services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above.

Our AUM measure includes Assets Under Management for which we charge either no or nominal fees. Our definition of AUM is not based on any definition of Assets Under Management contained in our operating agreement or in any of our Apollo fund management agreements. We consider multiple factors for determining what should be included in our definition of AUM. Such factors include but are not limited to (1) our ability to influence the investment decisions for existing and available assets; (2) our ability to generate income from the underlying assets in our funds; and (3) the AUM measures that we use internally or believe are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, our calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers.
We use AUM as a performance measurement of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs.

•
Fee-generating AUM consists of assets we manage for the funds, partnerships and accounts to which we provide investment management services and on which we earn management fees, monitoring fees pursuant to management or other fee agreements on a basis that varies among the Apollo funds, partnerships and accounts we manage. Management fees are normally based on “net asset value,” “gross assets,” “adjusted par asset value,” “adjusted cost of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “stockholders’ equity,” “invested capital” or “capital contributions,” each as defined in the applicable management agreement. Monitoring fees, also referred to as advisory fees, with respect to the structured portfolio company investments of the funds, partnerships and accounts we manage, are generally based on the total value of such structured portfolio company investments, which normally includes leverage, less any portion of such total value that is already considered in fee-generating AUM.

APOLLO GLOBAL MANAGEMENT, LLC
NON-GAAP FINANCIAL INFORMATION AND DEFINITIONS (UNAUDITED)

•	Non-fee generating AUM consists of assets that do not produce management fees or monitoring fees. These assets generally consist of the following:

(i)	fair value above invested capital for those funds that earn management fees based on invested capital;

(ii)	net asset values related to general partner and co-investment ownership;

(iii)	unused credit facilities;

(iv)	available commitments on those funds that generate management fees on invested capital;

(v)	structured portfolio company investments that do not generate monitoring fees; and

(vi)	the difference between gross asset and net asset value for those funds that earn management fees based on net asset value.

•
Carry Eligible AUM refers to the AUM that may eventually produce carried interest income. All funds for which we are entitled to receive a carried interest income allocation are included in Carry Eligible AUM, which consists of the following:

◦
Carry Generating AUM refers to funds' invested capital that is currently above its hurdle rate or preferred return, and the funds' profit is allocated to the general partner in accordance with the applicable limited partnership agreements or other governing agreements.

◦	AUM Not Currently Generating Carry refers to funds' invested capital that is currently below its hurdle rate or preferred return.

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Uninvested Carry Eligible AUM refers to available capital for investment or reinvestment subject to the provisions of applicable limited partnership agreements or other governing agreements that are not currently part of the NAV or fair value of investments that may eventually produce carried interest income, which would be allocated to the general partner.

We use non-fee generating AUM combined with fee-generating AUM as a performance measurement of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs. Non-fee generating AUM includes assets on which we could earn carried interest income.

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Dollars invested is the aggregate amount of capital, including capital commitments from the limited partner investors in our funds, that have been invested by our multi-year drawdown, commitment-based funds and SIAs that have a defined maturity date and for funds and SIAs in our real estate debt strategy during a given period, which we believe is a useful supplemental measure because it provides shareholders with information about the capital deployed for investment opportunities in a given period.

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Uncalled commitments represents unfunded capital commitments that certain of Apollo’s funds and SIAs have received from limited partners to fund future or current investments and expenses, which we believe is a useful supplemental measure because it provides shareholders with information about the unfunded capital commitments available to be deployed for future or current investments and expenses for our private equity funds.

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“Gross IRR” of a private equity fund represents the cumulative investment-related cash flows for all of the investors in the fund on the basis of the actual timing of investment inflows and outflows (for unrealized investments assuming disposition on September 30, 2014 or other date specified) aggregated on a gross basis quarterly, and the return is annualized and compounded before management fees, carried interest and certain other fund expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors.

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“Net IRR” of a private equity fund means the gross IRR applicable to all investors, including related parties which may not pay fees, net of management fees, organizational expenses, transaction costs, and certain other fund expenses (including interest incurred by the fund itself). The realized and the estimated unrealized value is adjusted such that a percentage of up to 20.0% of the unrealized gain is allocated to the general partner, thereby reducing the balance attributable to fund investors carried interest all offset to the extent of interest income, and measures returns based on amounts that, if distributed, would be paid to investors of the fund to the extent that a private equity fund exceeds all requirements detailed within the applicable fund agreement.